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Exhibit 10.22

TERMINATION AGREEMENT

        This TERMINATION AGREEMENT (this "Agreement") is made and entered into as of May 28, 2004, by and between JAZZ SEMICONDUCTOR, INC., a Delaware corporation (the "Company"), and CONEXANT SYSTEMS, INC., a Delaware corporation ("Conexant").

RECITALS

        WHEREAS, the Company and Conexant entered into a Conexant Management Agreement on March 12, 2002 whereby the Company appointed Conexant to render advisory and consulting services (the "Management Agreement");

        WHEREAS, in connection with the registration of securities of the Company pursuant to a Registration Statement on Form S-1 (333-112071) filed with the Securities and Exchange Commission and the subsequent sale and issuance of such securities (the "IPO"), the Company and Conexant wish to terminate the Management Agreement with the exception of certain indemnification provisions that shall survive the termination of the Management Agreement as specified in this Agreement.

AGREEMENT

        NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged and agreed, hereby agree as follows:

        1.    Termination.

          (a)   Management Agreement.    The Company and Conexant hereby agree that effective immediately prior to the Closing (as defined in the Underwriting Agreement to be entered into by and among the Company and the underwriters' representatives in connection with the IPO), the Management Agreement shall terminate in its entirety and be of no further legal force or effect; provided that Sections 5, 7 and 8 of the Management Agreement shall survive such termination until later amended, waived or terminated in accordance with the terms of the Management Agreement.

          (b)   Termination Fee.    The Company and Conexant hereby agree that promptly following termination of the Management Agreement in accordance with this Section 1, the Company will pay to Conexant a cash payment in the amount of $900,000.00 (the "Termination Fee"). The Company shall deliver payment of the Termination Fee to Conexant by bank cashier's or certified check payable to Conexant, or wire transfer of immediately available funds to an account designated by Conexant.

        2.    Condition.    Notwithstanding anything to the contrary set forth herein, this Agreement shall not commence and shall not have effect unless and until the Closing (as defined in the Underwriting Agreement) has occurred.

        3.    Miscellaneous.

          (a)   Entire Agreement; Binding Effect.    This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

          (b)   Amendment; Waiver.    No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c)   Governing Law; Venue.    This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware (excluding the choice of law principles thereof). The parties to this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the State of Delaware in any action or proceeding arising out of or relating to this Agreement. This Agreement shall inure to the benefit of, and be binding upon Conexant and the Company (including any present or future subsidiaries of the Company that are not signatories hereto), and their respective successors and assigns.

          (d)   Counterparts; Facsimile.    This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.

          (e)   Term.    This Agreement will automatically terminate on December 31, 2004 if the IPO has not been completed by such date.

          (f)    Further Assurances.    Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

CONEXANT SYSTEMS, INC.
By:	/s/ DENNIS O'REILLY
Name:	Dennis O'Reilly
Title:	Sr. V.P., Chief Legal Officer & Secretary
JAZZ SEMICONDUCTOR, INC.
By:	/s/ SHU LI
Name:	Shu Li
Title:	President and Chief Executive Officer

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  Exhibit 10.22
TERMINATION AGREEMENT
RECITALS
AGREEMENT